                                                                    EXHIBIT 4.3

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                       No.
                           STOCK SUBSCRIPTION WARRANT

                           To Purchase Common Stock of

                    AVESTA TECHNOLOGIES, INC. (The "Company")

                   DATE OF INITIAL ISSUANCE: October 16, 1998

            THIS CERTIFIES THAT for value received, TBCC Funding Trust II, a Delaware business trust or its registered assigns (hereinafter called the "Holder") is entitled to purchase from the Company, at any time during the Term of this Warrant, THIRTY THOUSAND (30,000) shares of common stock, $.01 par value, of this Warrant shall be subject to the provisions, limitations and restrictions herein contained, and may be exercised in whole or in part.

SECTION 1. Definitions

            For all purposes of this Warrant, the following terms shall have the meanings indicated:

            Common Stock - shall mean and include the Company's authorized Common Stock, $.01 par value, as constituted at the date hereof.

            Exchange Act - shall mean the Securities Exchange Act 1934, as amended from time to time.

            Securities Act - the Securities Act of 1933, as amended.

            Term of this Warrant - shall mean the period beginning on the date of initial issuance hereof and ending on October __, 2003.

            Warrant Price - $4.34 per share, subject to adjustment in accordance with Section 5 hereof.

            Warrants - this Warrant and any other Warrant or Warrants are issued in connection with a Loan and Security Agreement dated October __, 2003 by and between the Company and Transamerica Business Credit Corporation (the "Loan Agreement") to the original holder of this Warrant, or any transferees from such original holder or this Holder.

            Warrant Shares - shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

SECTION 2. Exercise of Warrant.

            2.1. Procedure for Exercise of Warrant. To exercise this Warrant in whole, the Holder shall deliver to the Company at its office referred to in
Section 13 hereof at any time and from time to time during the Term of this
Warrant: (i) the Notice of Exercise in the form attached hereto, (ii) cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company's account, or evidence of any indebtedness of the Company to the Holder (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant. Notwithstanding any provisions herein to the contrary, if the Current Market Price (as defined in Section 5) is greater than the Warrant Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the office of the Company referred to in Section 13 hereof, together with the Notice of Exercise, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

                                        CS = WCS x (CMP-WP)
                                             --------------
                                                CMP
Where

      CS equals the number of shares of Common Stock to be issued to the Holder

      WCS equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

      CMP   equals the Current Market Price (at the date of such calculation)

      WP equals the Warrant Price (as adjusted to the date of such calculation)

In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised; and unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

            2.2. Transfer Restriction Legend. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of a registration statement in effect with respect to the Securities under such Act or an opinion of counsel or other evidence satisfactory to be Company that such registration is not required."


Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

SECTION 3. Covenants as to Common Stock. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in consideration for the receipt of the Warrant Price pursuant to Section 2.1 hereof, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant or any Common Stock or certificates therefor issuable upon the exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

SECTION 4. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 5, the Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

SECTION 5. Adjustment of Warrant Price. The Warrant Price shall be subject to adjustment from time to time as follows:

      (i) If the Company shall at any time or from time to time during the Term of this Warrant issue shares of Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Common Stock, the Warrant Price in effect immediately prior to each such issuance or adjustment shall forthwith (except as provided in this clause (i)) be adjusted to a price equal to the quotient obtained by dividing:

      (A) an amount equal to the sum of

            (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately prior to such issuance multiplied by the Warrant Price in effect immediately prior to such issuance, plus

            (y) the consideration received by the Company upon such issuance,

      BY

      (B) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision
      (3) of this clause (i) and to clause (ii) below) immediately after the issuance of such Common Stock.

            For the purposes of any adjustment of the Warrant Price pursuant to this clause (i), the following provisions shall be applicable:

      1. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

      2. In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Company, irrespective of any accounting treatment; provided, however, that such fair market value as determined by the Board of Directors, together with any cash consideration being paid, shall not exceed the aggregate Current Market Price (as hereinafter defined) of the shares of Common Stock being issued.

      3. In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for

            Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

            (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above with the proviso in subdivision (2) being applied to the number of shares of Common Stock deliverable upon such exercise), if any, received by the Company upon issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

            (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversions or exchanges thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above with the proviso in subdivision (2) being applied to the number of shares of Common Stock deliverable upon such conversion, exchange or exercise);

            (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change being made upon the basis of such change; and

            (D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related such convertible or exchangeable securities, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities being made upon the basis of the issuance of only the number of shares of Common

                  Stock actually issued upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

      (ii) "Excluded Stock" shall mean shares of Common Stock issued by the Company (1) as a stock dividend payable in shares in Common Stock or upon any subdivision or split-up of the outstanding shares of Common Stock; (2) the issuance of shares of Common Stock (including any shares of Common Stock deemed to have been issued pursuant to subdivision 3 of clause (i) above (appropriately adjusted for stock splits and combinations) to directors, or employers of, or consultants to the Company in connection with their services a directors or consultants of the Company or their employment by the Company; (3) the issuance of options or warrants for shares of Common Stock (including any shares of Common Stock deemed to have been issued pursuant to subdivision 3 of clause (i) above) (appropriately adjusted for stock splits and combinations) to commercial lenders and lessors to the Company that are not intended, by virtue of the related lending or lease transaction, to contribute to the equity capital of the company and; (4) the issuance of shares of Common Stock (including any shares of Common Stock deemed to have been issued pursuant to subdivision 3 of clause (i) above) in connection with acquisition transactions relating to the Company.

      (iii) If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

      (iv) If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then following the record date for such combination, the Warrant Price shall appropriately increase so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

      (v) In case, at any time during the Term of this Warrant, the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference of
(x) the Current Market Price of one share of Common Stock minus (y) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Price.

      (vi) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-tenth (1/10) of a share, as the case may be.

      (vii) For the purpose of any computation pursuant to this Section 5, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 15 consecutive business days ending on the last business day before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 15 business day period) The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as reported by Nasdaq (or if the Common Stock is not at the time listed or admitted for trading on any such exchange or if prices of the Common Stock are not reported by Nasdaq then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (vii) are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

      (viii) Whenever the Warrant Price shall be adjusted as provided in Section 5, the Company shall prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder of Warrant at its, his or her address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of subsection (viii) of this Section 5.

      (viii) Adjustments made pursuant to clauses (iii), (iv) and (v) above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

      (ix) In the event the Company shall propose to take any action of the types described in clauses (iii), (iv) or (v) of this Section 5, the Company shall forward, that the same time and in the same manner, to the Holder of this Warrant such notice, if any, which the Company shall give to the holders of capital stock of the Company.

      (x) In any case in which the provisions of this Section 5 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

SECTION 6. Ownership.

            6.1. Ownership of This Warrant The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 6.

            6.2. Transfer and Replacement. This Warrant and all rights hereunder are transferable in whole upon the books of the company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company referred to in Section 13 hereof, provided that the Holder agrees not to transfer this Warrant to a competitor of the Company without the consent of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 6, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder. Holder will not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws.

SECTION 7. Mergers, Consolidation, Sales. In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification. In any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

SECTION 8. Notice of Dissolution or Liquidation. In case of any distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 7 shall be applicable), the Company shall give notice thereof to the Holder hereof and shall make no distribution to shareholders until the expiration of thirty (30) days from the date of mailing of the aforesaid notice and, in any case, the Holder hereof may exercise this Warrant within thirty (30) days from the date of the giving of such notice, and all rights herein granted not so exercised within such thirty-day period shall thereafter become null and void.

SECTION 9. Notice of Extraordinary Dividends. If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than thirty (30) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date. The provisions of this Section 9 shall not apply to distributions made in connection with transactions covered by Section 7.

SECTION 10. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 10, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company) over the Warrant Price for such fractional share.

SECTION 11. Special Arrangements of the Company. The Company covenants and agrees that during the Term of this Warrant, unless otherwise approved by the Holder of this Warrant:

            11.1. Will Reverse Shares. The Company will reserve and set apart and have available for issuance at all times, free from preemptive or other preferential rights, the number of shares of authorized but unissued Common Stock deliverable upon the exercise of this Warrant.

            11.2. Will Not Amend Certificate. The Company will not amend its Certificate of Incorporation to eliminate as an authorized class of capital stock that class denominated as "Common Stock" on the date hereof.

            11.3. Will Bind Successors. This Warrant shall be binding upon any corporation or other person or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 12. Registration Rights; etc.

            12.1. Certain Definitions. As used in this Section 12, the following terms shall have the following respective meanings:

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Registrable Securities" shall mean the Warrant Shares less any Warrant Shares theretofore sold to the public or in private placement or which are then eligible for sale pursuant to Rule 144K promulgated under the Securities Act.

            The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

            "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 12.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

            "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and any blue sky fees and expenses excluded from the definition of "Registration Expenses."

            "Holder" shall mean any holder of outstanding Warrant Shares or Registrable Securities which (except for purposes of determining "Holders" under Section 12.5 hereof) have not been sold to the public.

            "Other Shareholders" shall mean holders of securities of the Company who are entitled by contract with the Company or who are permitted by the Company to have securities included in a registration of the Company's securities.

            12.2. Company Registration.

                  (a) Notice of Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales the Company will:

                        (i) promptly give to each Holder written notice thereof; and

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, subject to (A) any limitations on the number of shares as set forth in Section 12.2(b) below;
(B) the requirements of the Company's existing rights agreements with other investors of the Company; and (C) the covenant of the Company set forth in
Section 12.3 below.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 12.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 12.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement and a lock-up agreement, in each case in customary form with the underwriter or underwriters selected for underwriting by the Company.

            Notwithstanding any other provision of this Section 12.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

            If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, it, he or she may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            12.3. Registration Rights. The Holder acknowledges that the current investor rights agreements of the Company prohibit, without the consent of such rights holders (the "Rights Holders"), the granting of additional registration rights unless such rights are subordinate to the rights of such Rights Holders. The Holder hereby acknowledges that at the time of the issuance of this Warrant the Company has solicited the consent of the Rights Holders and therefore acknowledges that the registration rights granted hereunder at this time are subordinate to the those of the Rights Holders. However, the Company hereby covenants and agrees that at such time the Company otherwise solicits the consent of the Rights Holders relating to another issue or transaction, the Company shall include in such solicitation a consent request from the Rights Holders, to render the registration rights granted to the Holder pari passu with those of the Rights Holders, and upon the Company's receipt of proper approval therefor from the Rights Holders, the registration rights hereunder shall automatically be deemed equal as to priority in the inclusion in the registration as to those of the Rights Holders, provided it is understood and agreed that the registration rights hereunder shall be limited to piggyback registration rights only and shall not include demand registration rights. Further, in such eventuality, any underwriter cut back in the number of shares available for participation in any registration shall apply pari passu to the Holder and the Rights Holders desiring to participate therein.

            12.4. Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Section 12.2 hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

            12.5. Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 12, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will, at its expense:

                  (a) keep such registration effective for a period of ninety
(90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs.

                  (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

                  (c) use reasonably commercial efforts to register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

            12.6. Indemnification.

                  (a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 12, will indemnify and hold harmless each Holder, each of its officers, directors, partners, and agents and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, and agents, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any reasonable legal and any other reasonable expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance.

                  (b) Each Holder and Other Shareholder will, if Registrable Securities held by it, him or her are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors, partners, and agents, and each party controlling such Holder or Other Shareholder, against all claims, losses damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, agents, parties, underwriters or control persons for any reasonable legal or any other reasonable expenses incurred in connection with investigating or defending any such claim, loss damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance; provided, however that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

                  (c) Each party entitled to indemnification under this Section
12.6 ( the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the

Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 12 unless the rights of Indemnifying Party have been prejudiced. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall provide such information as may be reasonably requested by an Indemnifying Party in order to enable such Indemnifying Party to defend a claim as to which indemnity is sought.

            12.7. Information by Holder. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 12.

            12.8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") at any time after it has become subject to such reporting requirements and;

                  (c) So long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

SECTION 13. Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at or sent by certified or registered mail to, the Holder at 15260 Ventura Blvd., Suite 1240 Sherman Oaks, California 91403, with a copy to Holder at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, Attention: Legal Department or to such other address as shall have been permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the Company at 2 Rector Street, New York, NY 10006, with a copy to Alexander D. Lynch, Esq., Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, NY or to such other address as shall have been furnished in writing to the Holder by the Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and so delivered shall be deemed to be given when actually received by the addressee.

SECTION 14. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company except upon exercise in accordance with the terms hereof. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 15. Lock-Up Agreements. Holder hereby agrees to be bound by such lock-up agreements (not to exceed a period of 180 days following the date of the prospectus relating to the Company's initial public offering) as the managing underwriter of any such initial public offering shall specify as a requirement to any such underwriting, provided that the entry of such Holder into such agreements shall be conditioned upon all directors of the Company also agreeing to execute the same form of lock-up agreement.

SECTION 16. Holder Representation. Holder represents and warrants to the Company that (a) Holder is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Warrant or Warrant Shares; (b) Holder has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; (c) Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management; (d) the Warrant is being acquired, and the Warrant Shares upon exercise will be acquired, for Holder's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and (e) Holder understands that (i) the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Warrant and, upon exercise thereof, the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Warrant and the Warrant Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effort.

SECTION 17. Law Governing. THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

SECTION 18. Miscellaneous.

                  (a) This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (or any respective predecessor in interest thereof). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

                  (b) All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on October ___, 1998.

                                       AVESTA TECHNOLOGIES, INC.

[CORPORATE SEAL]


                                       By: /s/ Cameron Saifi
                                           -------------------------------------

                                       Title: VP Operations & Admin
                                              ----------------------------------

                           FORM OF NOTICE OF EXERCISE

                [To be signed only upon exercise of the Warrant]

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO EXERCISE THE WITHIN WARRANT

            The undersigned hereby exercises the right to purchase __________ shares of Common Stock which the undersigned is entitled to purchase by the terms of the within Warrant according to the conditions thereof, and herewith

[check one]

                                       o     make payment of $______ therefor;
                                             or

                                       o     directs the Company to issue _____
                                             shares, and to withhold ____ shares
                                             in lieu of payment of the Warrant
                                             Price, as described in Section 2.1
                                             of the Warrant.

All shares to be issued pursuant hereto shall be issued in the name of and the initial address of such person to be entered on the books of the Company shall be:

            The Shares are to be issued in certificates of the following denominations:


                                       ------------------------------
                                       [Type Name of Holder]

                                       By:
                                           -------------------------------------

                                       Title:
                                              ----------------------------------

Dated:
       --------------------------

                               FORM OF ASSIGNMENT
                                    (ENTIRE)

               [To be signed only upon transfer of entire Warrant]

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO TRANSFER THE WITHIN WARRANT

            FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto _________________________ all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.


                                       ------------------------------
                                       [Type Name of Holder]

                                       By:
                                           -------------------------------------

                                       Title:
                                              ----------------------------------

Dated:
       --------------------------

NOTICE

            The signature to the foregoing Assignment must correspond to the name as written upon the face of the within in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER     :   _________________________

SELLER        :   AVESTA TECHNOLOGIES, INC.

COMPANY       :   AVESTA TECHNOLOGIES, INC.

SECURITY      :   COMMON STOCK ISSUED UPON EXERCISE OF THE STOCK
                  PURCHASE WARRANT ISSUED ON ________________, 199_

AMOUNT        :   ___________ SHARES

DATE          :   __________, 19__

In connection with the purchase of the above-listed Securities, the Purchaser represents to the Seller and to the Company the following:

      (a) Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

      (b) Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

      (c) Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, Purchaser understands that the Company is under no obligation to register the Securities. In addition, Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

      (d) Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

      The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

      (e) Purchaser agrees, in connection with any underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by me (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) Purchaser further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; provided however that the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

      (f) Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                    --------------------------------------------

                                    By:
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------

                                    Date:
                                          --------------------------------------

                                    EXHIBIT C

                                FORM OF TRANSFER
                  (To be signed only upon transfer of Warrant)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________ the right represented by the attached Warrant to purchase __________* shares of Common Stock of AVESTA TECHNOLOGIES, INC., to which the attached Warrant relates, and appoints __________ Attorney to transfer such right on the books of RESEARCH HOLDINGS, LTD., with full power of substitution in the premises.

      Dated: ____________________



                              --------------------------------------------------
                              (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



                              --------------------------------------------------
                                                 (Address)

Signed in the presence of:


----------

* Insert here the number of shares without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.